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                                                                    Exhibit 10.4

                                 BUSINESS LEASE

         THIS AGREEMENT, entered into this 1st day of December, 1997 between Karen Development Co., hereinafter called the lessor, party of the first part, and Pro Tech Communications of the County of St. Lucie and State of Florida hereinafter called the lessee or tenant, party of the second part:

         WITNESSETH, That the said lessor does this day lease unto said lessee, and said lessee does hereby hire and take as tenant under said lessor Room or Space No.

                              3309 Industrial 25th
                              3311 Industrial 25th

situate in State of Florida, to be used and occupied by the lessee as assembly work and for no other purposes or uses whatsoever, for the term of 1 year, subject and conditioned on the provisions of clause ten of this lease beginning the 1st day of December, 1997, and ending the 30th day of November, 1998, at and for the agreed total rental of Dollars, payable as follows:

                              3309 Industrial 25th             750.00 per month
                              3311 Industrial 25th             700.00 per month
                              Total                           1450.00 per month
                              Plus state sales tax              94.25
                                                              -------
                                                              1544.25

all payments to be made to the lessor on the first day of each and every month in advance without demand at the office of Karen Development Co. in the City of 3307 Industrial 25th or at such other place and to such other person, as the lessor may from time to time designate in writing.

         The following express stipulations and conditions are made a part of this lease and are hereby assented to by the lessee:

         FIRST: The lessee shall not assign this lease, nor sub-let the premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the lessor, and all additions, fixtures or improvements which may be made by lessee, except movable office furniture, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this lease.

         SECOND: All personal property placed or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property, or to the lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or any other person whomsoever.


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         THIRD: That the tenant ____________ shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the applicable fire prevention codes for the prevention of fires, at _______________ own cost and expense.

         FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the lessor shall have the right to render said premises tenantable by repairs within ninety days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

         FIFTH: The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the lessor, are the conditions upon which the lease is made and accepted and any failure on the part of the lessee to comply with the terms of said lease, or any of said rules and regulations now in existence, or which may be hereafter prescribed by the lessor, shall at the option of the lessor, work a forfeiture of this contract, and all of the rights of the lessee hereunder.

         IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

         Signed, sealed and delivered in the presence of:

                                     Karen Development Co.               (Seal
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                                     /s/ Sidney B. Motel                  (Seal
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As to Lessor                                      Lessor



                                     Pro Tech Communications              (Seal
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                                     /S/ Keith Larkin                     (Seal
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As to Lessee                                      Lessee


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STATE OF                     )
                             )
County of  __________________)


     Before me, a Notary Public in and for said State and County, personal came _____________________________________________________________ to me well known and known to be the person ______________ named in the foregoing lease, and _____________________ acknowledged that _______________________ executed the same for the purpose therein expressed.


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the ____________ day of ________________________, 19___.



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                                            ------------------------------------
                                                         Notary Public


                                            My commission expires ______________

This Instrument prepared by:

Address